Exhibit 99.1

AgEagle Aerial Systems Inc Announces Entry to Purchases Sales Agreement up to $100,000,000 Series G

WICHITA, Kan., November 6, 2025 — AgEagle Aerial Systems Inc. (dba, EagleNXT) (the “Company” or “EagleNXT”) (NYSE: UAVS), a leading provider of advanced drone and aerial imaging solutions, is proud to announce on November 5, 2025, AgEagle Aerial Systems Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors party thereto (the “Buyers”), pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to issue and sell to the Buyers an aggregate of up to 100,000 shares of the Company’s Series G Convertible Preferred Stock, $0.001 par value per share (the “Series G Preferred Stock”). Subject to the terms and conditions of the Certificate of Designation (as defined below), the Series G Preferred Stock is convertible immediately upon issuance, and the conversion price is $1.23 per share, subject to adjustment as provided therein. The Company has agreed to sell, and the Buyers, severally and not jointly, agreed to purchase an aggregate of 12,000 shares of Series G Preferred Stock on the Initial Closing Date (as defined in the Purchase Agreement). Following the approval by the Company’s stockholders with respect to the transactions contemplated by the Purchase Agreement and the Certificate of Designation, including the issuance of all of the shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable upon conversion of the shares of the Series G Preferred Stock in accordance with the terms of the Purchase Agreement (the “Conversion Shares”) in excess of 19.99% of the issued and outstanding Common Stock as of the date of the Purchase Agreement, the Buyers may, subject to the terms and conditions of the Purchase Agreement, purchase up to a total aggregate of 88,000 shares of Series G Preferred Stock in addition to the 10,000 shares purchased on the Initial Closing Date.

About EagleNXT

EagleNXT is a leading developer of high-performance drones, advanced sensors, and intelligent software solutions that deliver critical aerial intelligence to customers around the world. With more than one million flights conducted globally, EagleNXT’s platforms are trusted across defense, public safety, agriculture, infrastructure, and environmental monitoring applications. The Company’s drone systems have achieved multiple industry firsts, including FAA approvals for Operations Over People (OOP) and Beyond Visual Line of Sight (BVLOS), as well as EASA C2 certification in Europe and inclusion on the U.S. Department of Defense’s Blue UAS list. EagleNXT’s sensors are integrated on more than 150 different drone models and are used in over 100 research publications worldwide, reinforcing its leadership in precision agriculture, surveying, and environmental sustainability initiatives.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the timing and fulfilment of current and future purchase orders relating to AgEagle’s products, the success of new programs and software updates, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the Annual Report on Form 10-K of AgEagle for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Media Contact

Andy Woodward

+1 (469) 451-2344

Andy.woodward@EagleNXT.com

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Investor Relations

Email: UAVS@EagleNXT.com